UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2007

Southridge Technology Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1404 North Main, Suite 200
Meridian, Idaho 83642
(Address of Principal Executive Offices, including zip code)

(208) 288-5550
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A is being filed to correct the Form 8-K filed by Southridge Technology Group, Inc. on April 19, 2007, the text of which is restated as set forth below:

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2007, (i) Joseph M. Garzi resigned from the board of directors and as the sole officer of Southridge Technology Group, Inc. (the “Company”), (ii) Stephen Hicks resigned from the board of directors of the Company, and (iii) Andrew Uribe was appointed as the sole officer and director of the Company, holding the position of president, treasurer, secretary and director. Mr. Uribe’s biography is provided below.

Andrew Uribe, 50, became the Company’s sole officer and director on April 13, 2007. Mr. Uribe is also the president of Emys Salsa Aji Distribution Company, Inc., a manufacturer and distributor of Southwestern themed food products. Mr. Uribe is also a Spanish language interpreter for FIRN. Since 2003, Mr. Uribe has been an adjunct instructor in clinical forensics at Anne Arundel Community College and from March 2000 until December 2004, Mr. Uribe was a chemist for the U.S. Department of Defense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHRIDGE TECHNOLOGY GROUP, INC.

August 20, 2007	By: /s/ Daniel Chen
Chief Executive Officer